UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 27, 2023
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 27, 2023, Genprex, Inc. (“we” or “our” or the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 28, 2023, are as follows:

Proposal 1. Election of Directors.

The Class III director nominees, Jose Antonio Moreno Toscano and J. Rodney Varner, were elected to serve until the 2026 annual meeting of stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the Class III directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jose Antonio Moreno Toscano	4,856,975	3,471,721	18,051,580
J. Rodney Varner	6,899,410	1,429,286	18,051,580

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm.

The proposal to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023 was approved by the stockholders based upon the following votes:

Votes For	Votes Against	Abstention	Broker Non-Votes
25,044,860	1,105,061	230,355	0

Item 8.01. Other Events.

Amended and Restated Outside Director Compensation Policy

On June 27, 2023, the Board of Directors of the Company (the “Board”) approved and adopted an Amended and Restated Outside Director Compensation Policy (the “Policy”), a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein. The Policy was amended to include restricted stock units (“RSUs”) as a potential annual equity award available to be granted to the independent, non-employee members of the Board (the “Outside Directors”) pursuant to the Company’s 2018 Equity Incentive Plan.

Clinical Trial and REQORSA Manufacturing Updates

Acclaim-1

Acclaim-1 is an open-label, multi-center Phase 1/2 clinical trial evaluating REQORSA® Immunogene Therapy (generic name: quaratusugene ozeplasmid), the Company’s lead oncology drug candidate, in combination with AstraZeneca’s Tagrisso® in patients with late-stage Non-Small Cell Lung Cancer (“NSCLC”) that has activating epidermal growth factor receptor (“EGFR”) mutations and progression after treatment with Tagrisso.  The Acclaim-1 study has three portions - a Phase 1 dose escalation portion, a Phase 2 expansion portion, and a Phase 2 randomized portion. On May 25, 2023, the Safety Review Committee (“SRC”) for the Acclaim-1 clinical trial approved advancement to the Phase 2 expansion portion of the trial following the completion of the Phase 1 portion of the trial. Based on full safety data, the SRC determined that the recommended Phase 2 dose of REQORSA will be 0.12 mg/kg. This was the highest dose level delivered in the Phase 1 portion and is twice the highest dose level delivered in the Company’s prior clinical trial combining REQORSA with Tarceva® for the treatment of late-stage lung cancer. We are ready to begin the Phase 2 expansion portion of the trial. We expect we will dose the first patient in the third quarter of 2023 and are awaiting patient dosing due in part to additional time required in connection with our transition to a new lipid nanoparticle (“LNP”) third-party contract development and manufacturing organization (“LNP CDMO”) and manufacture of final drug product.

Acclaim-2

Acclaim-2 is an open-label, multi-center Phase 1/2 clinical trial evaluating REQORSA in combination with Merck & Co.’s Keytruda® in patients with late-stage NSCLC whose disease has progressed after treatment with Keytruda. The Acclaim-2 study has three portions - a Phase 1 dose escalation portion, a Phase 2 expansion portion, and a Phase 2 randomized portion. We currently are enrolling and treating patients in the Phase 1 dose escalation portion of Acclaim-2. We expect enrollment in the dose escalation portion of the study to be completed by the first quarter of 2024 due in part to slower than anticipated patient enrollment due to competition from other immunotherapy lung cancer studies, additional time required in connection with our transition to the new LNP CDMO and manufacture of final drug product as well as the addition of two more patients to the cohort.

Acclaim-3

Acclaim-3 uses a combination of REQORSA and Genentech, Inc.’s Tecentriq® as maintenance therapy in patients with extensive stage small cell lung cancer (“ES-SCLC”) who did not develop tumor progression after receiving Tecentriq and chemotherapy as initial standard treatment. The Acclaim-3 study has two portions - a Phase 1 dose escalation portion and a Phase 2 expansion portion. In November 2022, we filed with the FDA our protocol for our Phase 1/2 Acclaim-3 clinical trial. We expect to enroll the first patient in Acclaim-3 in the third quarter of 2023 due in part to additional time required in connection with our transition to the new LNP CDMO and manufacture of final drug product.  Patients will be treated with REQORSA and Tecentriq until disease progression or unacceptable toxicity is experienced.

We currently estimate that we have enough REQORSA to treat all of our current patients in our ongoing trials through approximately September 2023. We plan to have produced another batch of REQORSA by this time, but if we do not, then our clinical trials would be delayed.

REQORSA 1.0 vs. REQORSA 2.0

The REQORSA product that we currently are utilizing in our clinical trials is referred to by us as REQORSA 1.0 because it is based on the original processes for the manufacture of REQORSA that were transferred from the Company’s academic collaboration partner to CDMOs starting over 10 years ago. As we move toward larger scale clinical trials and commercialization, we are making multiple process improvements primarily to better manage scalability, stability, shelf life and consistency and are in the process of transitioning to large scale, financially secure CDMOs with commercialization experience and deep expertise to implement these changes. We are also consolidating our CDMOs into two if not one to achieve greater efficiency. We refer to this next generation REQORSA as REQORSA 2.0. As technologies in the gene therapy space are rapidly evolving, we are continually evaluating them and strategizing as to their incorporation in our pipeline.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Outside Director Compensation Policy

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: June 27, 2023	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)